Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

  At the closing date of the Merger, VirnetX security holders owned approximately 95% of the combined company on a fully-diluted basis, VirnetX directors and executive management constituted a majority of the combined company’s board of directors and executive management, respectively. Due to the foregoing, VirnetX is deemed to be the acquiring company for accounting purposes and the merger transaction will be accounted for as a reverse merger and a recapitalization. The financial statements of the combined entity reflect the historical results of VirnetX prior to the merger and do not include the historical financial results of PASW prior to the merger except for those operations of PASW expected to continue after the merger. Stockholders’ equity and earnings per share of the combined entity will be retroactively restated to reflect the number of shares of common stock received by VirnetX security holders in the merger, after giving effect to the difference between the par values of the capital stock of VirnetX and PASW, offset by additional paid-in capital.

The following unaudited pro forma combined financial statements have been prepared to give effect to the merger of VirnetX and PASW which, in accordance with accounting principles generally accepted in the United States is considered a reverse acquisition of assets and a recapitalization with VirnetX deemed to be acquiring PASW.  It is assumed that PASW does not meet the definition of a business in accordance with Statement of Financial Accounting Standards, or SFAS No. 141, Business Combinations, and Emerging Issue Task Force 98-3, or EITF 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business.

  For accounting purposes, PASW is being viewed as a publicly-held shell company because it had $250,000 of cash and no other material assets or liabilities at the time of closing of the merger, VirnetX security holders owned approximately 95%  of the combined company on a fully-diluted basis post merger and, post merger, VirnetX directors and executive management constituted a majority of the combined company’s board of directors and executive management, respectively. Based on the above and in accordance with accounting principles generally accepted in the United States, the merger is considered to be a reverse acquisition and recapitalization and as such the cost of the proposed merger is measured as net assets acquired and goodwill will not be recognized.

The actual amounts recorded pursuant to the merger may differ materially from the information presented in these unaudited pro forma combined condensed consolidated financial statements as a result of:

•

 the impact of any sale of all or part of the operating assets of PASW,

•

 cash cost of PASW’s  operations between the signing of the merger agreement and the closing of the merger,

•

 the timing of completion of the merger,

•

 the cost of liquidation of any operating assets should PASW or VirnetX fail to divest of such assets or liabilities, and

•

 other changes in PASW’s assets that occur prior to completion of the merger, which could cause material differences in the information presented below.

The unaudited pro forma combined condensed consolidated financial statements presented below are based on the historical financial statements of VirnetX and PASW, adjusted to give effect to the merger. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma consolidated balance sheet assumes that the merger was completed as of March 31, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 assume that the merger was completed as of January 1, 2006.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the dates stated above, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of VirnetX and PASW which are included in this Form 8-K Report.

	As of				As of
	March 31, 2007				March 31, 2007
	VirnetX	PASW	Pro Forma		Proforma
	(unaudited)	(unaudited)	Adjustments		As Adjusted

Cash and cash equivalents	$572,248	$241,192	-		$813,440
Accounts receivable	-	25,680	-		25,680
Prepaid expenses and other current assets	504,054	-	-		504,054
Assets held for sale	-	-	1,434	A	1,434
Total current assets	1,076,302	266,872	1,434		1,344,608

Property and equipment, net	24,896	1,434	(1,434)	A	24,896
Other assets	1,244	-	-		1,244
Total assets	$1,102,442	$268,306	$-		$1,370,748

Accounts payable	$254,524	$43,750	-		$298,274
Accrued expenses	-	-	1,100,000	B	1,100,000
Convertible notes payable	1,500,000	-	(1,500,000)	C	-

	1,754,524	43,750	(400,000)		1,398,274

Commitments and contingencies

Stockholders' equity (deficit):
Convertible preferred stock	1,377,625	-	(1,377,625)	C	-
Common stock	424	4,998	-		5,422
Additional paid-in capital	1,034,512	6,398,754	(1,100,000)	B	3,031,695
			2,877,625	C
			(6,179,196)	D
Accumulated deficit	(3,064,643)	(6,131,638)	6,131,638	D	(3,064,643)
					-
Accumulated comprehensive income	-	(47,558)	47,558	D	-
					-
Total stockholders' equity (deficit)	(652,082)	224,556	400,000		(27,526)

Total liabilities and stockholders' equity (deficit)	$1,102,442	$268,306	$-		$1,370,748

SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

	As of				As of
	March 31, 2007				March 31, 2007
	VirnetX	PASW	Pro Forma		Proforma
	Unaudited	Unaudited	Adjustments		As Adjusted
Revenues
Royalties	$-	$49,554	-	E	$49,554
Operating expenses:					-
Research and development	101,674	-	-		101,674
General and administrative	664,654	94,528	(69,525)	F	689,657

Total operating expenses:	766,328	94,528	(69,525)		840,885
Loss from operations	(766,328)	(44,974)	69,525		(741,777)
Interest (expense) and other, net	(14,498)	-	-		(14,498)
Net loss	(780,826)	(44,974)	69,525		(756,275)
Income Taxes	-	-	-		-
	$(780,826)	$(44,974)	$69,525		$(756,275)

Net Income Loss Per share
Basis and Diluted	$(0.14)	$(0.01)			(0.01)
Weighted average Common Stock
Shares Outstanding
Basis and Diluted	5,639,000	4,997,400	61,857,184	G	89,792,276
			17,298,692	H

SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

					As of
					December
	As of				31, 2006
	December 31, 2006		Pro Forma		Proforma
	VirnetX	PASW	Adjustments		As Adjusted
Revenues
Royalties	$-	$191,287	-	E	191,287
Operating expenses:
Research and development	554,187	-	-		554,187
General and administrative	853,488	144,365	(136,205)	F	861,648
Total operating expenses:	1,407,675	144,365	(136,205)		1,415,835
Loss from operations	(1,407,675)	46,922	136,205		(1,224,548)
Interest income (expense) and other, net	6,336	5,035	-		11,371
Forgivness of Accrued Expenses	-	8,461	(8,461)	F	-
Net loss	(1,401,339)	60,418	127,744		(1,213,177)

Income Taxes	-	-	-		-

	$(1,401,339)	$60,418	$127,744		$(1,213,177)

Net Income Loss Per share
Basis and Diluted	$(0.25)	$0.01			$(0.01)
Weighted average Common Stock
Shares Outstanding
Basis and Diluted	5,639,000	4,997,400	61,857,184	G	89,792,276
			17,298,692	H

SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

1.    Basis of Presentation

On April 18, 2007, shareholders owning a majority of the outstanding shares of PASW, Inc. have acted by written consent to  approve a merger which changed PASW’s state of incorporation from the State of California to the State of Delaware.

On June 12, 2007, PASW entered into the Merger Agreement with VirnetX, the terms of which provide for a change in control of the Company.  As part of the Merger, PASW entered into a Merger Agreement with VirnetX, pursuant to which, among other things, PASW's wholly-owned subsidiary, VirnetX Acquisition, Inc. merged with and into VirnetX, with VirnetX becoming our wholly-owned subsidiary thereafter.  Additionally, the securityholders of VirnetX collectively exchanged their (i) shares of capital stock and the Convertible Debt for shares of our Common Stock; (ii) options to purchase shares of capital stock of VirnetX (each a “VirnetX Option”) for similar options to purchase shares of our Common Stock and (iii) warrant rights for a warrant to purchase shares of our Common Stock (the “Warrant Rights”).  The existing securityholders of VirnetX owned shares of our Common Stock and options or warrants to purchase shares of our Common Stock, collectively constituting approximately 95% of our issued and outstanding capital stock (assuming the exercise of all outstanding options) immediately after the consummation of the Merger.

More specifically, upon the consummation of the Merger:

●

in exchange for each share of common stock, par value $.0001 per share of VirnetX (“VirnetX Common Stock”) outstanding as of immediately prior to the consummation of the Merger, PASW issued to such VirnetX stockholders (other than any Dissenting Stockholders) approximately 12.45479 shares of PASW Common Stock, for an aggregate of approximately 70,481,648 shares of PASW Common Stock;

●

upon conversion of and in exchange for each $1.00 of principal amount of  Convertible Debt outstanding as of immediately prior to the consummation of the Merger we issued to such Convertible Debt holders 4 shares of PASW Common Stock, for an aggregate of 18,000,000 shares of PASW Common Stock;

●

in exchange for each VirnetX Option outstanding as of immediately prior to the consummation of the Merger we issued to such VirnetX Option holders an option to purchase 12.45479 shares of PASW Common Stock, for options exercisable for an aggregate of 8,469,256 shares of our Common Stock, at a per share exercise price equal to the exercise price applicable to each such VirnetX Option divided by 12.45479, and upon such other terms and conditions provided with respect to such VirnetX Option (except that 3,113,697 of the 8,469,256 options to be granted were granted after the closing in connection with a new hire and the exercise price of these new hire options will be the fair market value of the PASW shares at the time of grant); and

●

we issued a warrant to purchase 800,000 shares of our common stock to MDB Capital Group, Incorporated (“MDB”) pursuant to an Advisory Services Agreement between MDB and VirnetX, as amended to date, with an exercise price of $0.25 per share.

Upon the closing of the Merger and the conversion of all of the securities described above, VirnetX became a wholly-owned subsidiary of PASW.

For accounting purposes, PASW is being viewed as a publicly-held shell company because (i) it had $250,000 of cash and no other material assets or liabilities at the time of closing the proposed merger, (ii) at the closing date of the Merger, VirnetX security holders owned approximately 95% of the combined company on a fully-diluted basis, (iii) VirnetX directors and executive management constituted a majority of the combined company’s board of directors and executive management, respectively. Additionally, due to the foregoing, VirnetX will be deemed to be the acquiring company for accounting purposes and the merger is considered to be a reverse acquisition and recapitalization. As a result, the cost of the proposed merger is measured as net assets acquired and goodwill will not be recognized.

2.    Pro forma adjustments

 (A)  To reflect the reclassification of certain of PASW’ operating assets as assets held for sale excluding cash and cash equivalents and interest and trade receivables that are to be assumed by VirnetX at the close of the merger.

 (B)  To reflect the accrual of estimated costs of $1,100,000 to be incurred after March 31, 2007 by VirnetX, Inc. and PASW in connection with the consummation of the merger. Merger costs include fees payable for investment banking services, legal, accounting, printing and other consulting services.

 (C)  To reflect the exchange of all outstanding common stock of VirnetX and convertible notes payable for an estimated 88.5 million shares of PASW’ common stock, par value of $0.001, which represents the total of (i) 70,481,648 shares of PASW’ common stock that were issued to the stockholders of VirnetX at the closing of the merger, which equals twelve times the number of fully diluted shares of PASW’ common stock issued and outstanding immediately prior to the closing of the merger, and (ii) 18,000,000 shares of PASW common stock that were issued to the holders of convertible debt based on the written consent to convert the debt to stock upon the merger.

 (D) To reflect the elimination of PASW’s common stock, additional paid in capital, accumulated comprehensive loss and accumulated deficit except of the value of acquired PASW net assets.

 (E) Royalties paid to the Company pursuant to a contract that is renewed annually but may be cancelled by either party at the renewal date will continue until December 31, 2007 but are not assured beyond this date.

 (F)   To reflect the elimination of expenses of PASW, excluding costs related to being a public company, expenses related to the merger and the expenses that are expected to remain in the consolidated company.

 (G) Holders of VirnetX common stock (including shares of VirnetX preferred stock converted to VirnetX common stock immediately prior to the closing of the Merger) will receive 12.45479 newly-issued shares of PASW Common Stock for each share of VirnetX Common Stock exchanged in connection with the Merger.

 (H)  The holders of convertible debt of VirnetX, in an aggregate principal amount of $4,500,000, will receive a total of 18,000,000 shares of PASW Common Stock in exchange for the entire aggregate principal amount of such convertible debt and shall be paid any and all interest accrued thereon in cash.